Table of Contents

Preliminary Offering Circular dated July 31, 2019

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Aureus Inc.

$570,000

228,000,000 SHARES OF COMMON STOCK

OFFERED BY THE COMPANY AT $0.0025 PER SHARE

This is the public offering of securities of Aureus Inc., a Nevada corporation. We are offering 228,000,000 shares of our common stock, par value $0.001 ("Common Stock"), at an offering price of $0.0025 per share (the "Offered Shares") by the Company. The minimum purchase requirement per investor is 40,000 Offered Shares ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

This Offering Circular uses the Offering Circular format.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the symbol “ARSN.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.0025	$570,000.00
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company (4)	$0.0025	$570,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.”
(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(3)	We are offering these securities without an underwriter.
(4)	Excludes estimated total offering expenses, including underwriting discount and commissions. Such expenses, will be approximately $70,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.025 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is July 31, 2019.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "U. S. Highland", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Aureus Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern”;

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

Aureus Inc. offices are located at 1170 Peachtree Street, Suite 1200 , Atlanta, Georgia 30309. Our Website is http://www.aureusgnow.com. Our telephone number is 404-805-6044 and our Email address is info@aureusnow.com.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTC Market Pink Open Market under the stock symbol “ARSN.”

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THE OFFERING

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Issuer:	Aureus Inc.

Securities offered:	A maximum of 228,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.0025 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	131,250,000 issued and outstanding as of July 15, 2019

Number of shares of Common Stock to be outstanding after the offering	359,250,000 if the maximum amount of Offered Shares are sold

Price per share:	$0.0025

Maximum offering amount:	228,000,000 shares at $0.0025 per share, or $570,000 (See “Distribution.”)

Trading Market:	We intend to apply to have our Common Stock trading on the OTC Markets.

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be 500,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including:

Immediate and substantial dilution.

Limited market for our stock.

Limited operational history in an emerging industry.

See “Risk Factors.”

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The price of our common stock may be volatile.

If we are able to get a trading market for our stock, the trading price of our common stock is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the provision of health care or the sale of health insurance; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developing companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

Doubts About Ability to Continue as a Going Concern

The Company is an early stage enterprise and has not commenced planned principal operations. The Company had no revenues to date and minimal capitalization. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

There are numerous material contingencies in our proposed acquisitions.

The Company intends to acquire other companies to expand its business. In connection with these acquisitions, including the currently proposed acquisition of Yuengling's, there are numerous material contingencies to consummation of these transactions, including, but not limited to, financing, satisfactory due diligence, and execution of a final purchase agreement. There is no assurance that any of these transactions will close, and if they close, that they will be successful.

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Risks Related to the Food Business

Unfavorable publicity could harm our business.

Food businesses such as our proposed acquisitions can be adversely affected by publicity resulting from, among other things, complaints or litigation or general publicity regarding poor food quality, food-borne illness, personal injury, food tampering, team member relations, adverse health effects of consumption of various food products or high-calorie foods (including obesity), perceptions of corporate and social responsibility, or other concerns. Negative publicity from traditional or digital media, or from on-line social network postings may also result from actual or alleged incidents or events involving our products. Regardless of whether the allegations or complaints are valid, unfavorable publicity relating to our products could adversely affect public perception of the entire brand. Adverse publicity and its effect on overall consumer perceptions of food safety, or our failure to respond effectively to adverse publicity, could have a material adverse effect on our business.

Changes in consumer preferences or discretionary consumer spending could harm our performance.

The success of our proposed acquisitions depends, in part, upon the continued popularity of our concepts and shifts in these consumer preferences could negatively affect our future profitability. Negative publicity over the health aspects of certain food items may adversely affect consumer demand for our products and could result in a decrease in our revenues, which could materially harm our business. Additionally, our success depends, in part, on a consumer preference for eating our products and to an extent on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. A decline in consumer spending or in economic conditions could reduce guest traffic or impose practical limits on pricing, either of which could harm our business, financial condition, operating results or cash flow. We will be required to disclose calorie counts for our products, due to federal regulations, and this may have an effect on consumers’ eating habits. Shifts in consumer preferences could also be based on health concerns related to the cholesterol, carbohydrate, fat, calorie, sugar or salt content of certain food items, including items featured on our menu.

Litigation, including the defense and resolution of class and collective actions, could materially impact our business.

We could be subject to various lawsuits, administrative proceedings and claims that arise in the course of business. We could be party to class and collective actions, along with other complex legal disputes, that could materially impact our business by requiring, among other things, unanticipated management attention, significant attorney fee and settlement spend or operational adjustments implemented in response to a settlement, court order or in an effort to mitigate future exposure.

Increased wage and hour litigation, including claims relating to the Fair Labor Standards Act, analogous state laws, or other state wage and hour laws could result in significant attorney fee and settlement costs. Resolution of non-litigated alleged wage and hour violations could also negatively impact our performance. The potential settlement of, or awards of damages for, such claims also could materially impact our financial performance as could operational adjustments implemented in response to a settlement, court order or in an effort to mitigate future exposure. Additionally, an increased volume of alleged statutory violations or matters referred to an agency for potential resolution could result in significant attorney fee and settlement costs that could, in the aggregate, materially impact our financial performance.

We may have litigation in a variety of matters, some matters may be unpredictable or unanticipated, and the frequency and severity of litigation could increase. Our legal and regulatory environment includes matters such as food safety and food borne illness, premises liability, advertising and promotions, employment, franchise relations, shareholders, intellectual property, data privacy, and a variety of other matters. Because lawsuits are inherently unpredictable, assessing contingencies is highly subjective and requires judgments about future events. A judgment that is not covered by insurance or that is significantly in excess of our insurance coverage could materially adversely affect our financial condition or results of operations.

We may be unable to compete effectively in the food industry.

The food industry is intensely competitive and heavily saturated. We believe we compete primarily with ice cream products, and to a lesser extent to other desert products. In addition, independent owners of local or regional food companies establishments may enter our markets without significant barriers to entry and such establishments may provide price competition for our products. Competition in the relevant segments of the food industry is expected to remain intense with respect to price, quality, marketing and the type and quality of food. We also face intense competition for qualified management personnel.

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We may not be able to attract and retain qualified team members and key executives to operate and manage our business.

Our success and the success of our business depends on our ability to attract, motivate, develop and retain a sufficient number of qualified key leaders and employees. The inability to recruit, develop and retain these individuals may delay the marketing of our products or result in high employee turnover, thus increasing our costs. This could inhibit our expansion plans and business performance and, to the extent that a labor shortage may force us to pay higher wages, harm our profitability. Volatility or a lack of positive performance in our stock price may adversely affect our ability to retain key employees, some of whom may be granted equity compensation. The loss of any of our key leaders could jeopardize our ability to meet our financial targets.

Changes in employment laws or regulation could harm our performance.

Various federal, state, regional and local labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, paid time off, work scheduling, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership, and sales taxes. As the regulatory landscape continues to change and become more complex, it can be difficult to know all of the regulations, understand them clearly, and comply timely and consistently. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, scheduling laws, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, increased tax reporting and tax payment requirements for employees who receive tips, a reduction in the number of states that allow tips to be credited toward minimum wage requirements, or changing regulations from the National Labor Relations Board, other agencies or an administration occupying the White House.

We may be subject to increased labor costs.

Our operations are subject to federal and state laws governing such matters as minimum wages, working conditions, overtime, and tip credits. As federal, state, and local minimum wage rates increase, we may need to increase not only the wages of our minimum wage employees, but also the wages paid to employees already earning a wage rate above minimum wage. Labor shortages, increased employee turnover, and health care mandates also could increase our labor costs. This, in turn, could lead us to increase prices which could impact our sales. Competitive pressures beyond regulatory requirements may affect our cost to attract, reward and retain Team Members and managers. Conversely, if competitive pressures or other factors prevent us from offsetting increased labor costs by increases in prices, our profitability may decline.

Our strategic growth and innovation activities may not perform in accordance with our expectations.

Our ability to grow gross sales and increase profitability is dependent on designing and executing effective business strategies consistent with those described in our strategy. If we are delayed or unsuccessful in executing our strategies, or if our strategies do not yield the desired results, our business, financial condition, and results of operations may suffer.

Our brands may not be successful.

We will have a majority investment in our brands. If these brands do not succeed, we risk losing all or a substantial portion of our investment in that brand. In addition, our overall long-term growth may be affected by the level of success achieved by either of these products.

Shortages or interruptions in the availability and delivery of ingredients and other supplies may increase costs or reduce revenues.

Possible shortages or interruptions in the supply of ingredients and other supplies to us caused by inclement weather, terrorist attacks, natural disasters such as floods, drought and hurricanes, global warming, avian influenza, pandemics, the inability of our vendors to obtain credit in a tightened credit market, or other distribution dependencies, food safety warnings or advisories or the prospect of such pronouncements, or other conditions beyond our control, could adversely affect the availability, quality and cost of items we buy and our products. Our inability to effectively manage supply chain risk could increase our costs and limit the availability of products critical to our operations.

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We are dependent on information technology and any material failure of that technology could impair our ability to efficiently operate our business.

We rely on information systems across our operations, including, for example, sale processing, management of our supply chain, collection of cash and credit and debit card payments, payment of obligations, and various other processes and procedures. Our ability to efficiently manage our business depends significantly on the reliability and capacity of these sometimes-complex systems, including reliance upon third-party service and technology providers. The failure of these systems to operate effectively, disputes with our technology vendors, problems with maintenance, upgrading or transitioning to replacement systems, or a breach in security of these systems could cause delays in customer service, reduce efficiency in our operations, require significant investment to remediate, require significant legal expense, or cause negative publicity that could damage our brand. Significant capital investments might be required to remediate any problems.

Risks Relating to Our Financial Condition

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of Aureus Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have little or no operational history and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our technology, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

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We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Mr. Everett Dickson. As of March 31, 2019, we have an employment agreement in place with Mr. Dickson. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;
•	Maintain a system of management controls; and
•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the food business. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

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Risks Relating to our Common Stock and Offering

If we are able to develop a market for our Common Stock, our Common Stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

If we are able to develop a market for our Common Stock, it may be thinly traded on the OTC Pink Open Market, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares may be sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to market our products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	our issuance of additional securities, including debt or equity or a combination thereof;
•	announcements of technological innovations or new products by us or our competitors;
•	loss of any strategic relationship;
•	industry developments, including, without limitation, changes in healthcare policies or practices;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Natural disasters and geo-political events could adversely affect our business.

Natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornadoes, whether as a result of climate change or otherwise, and geo-political events, including civil unrest or terrorist attacks, that affect us, or other service providers could adversely affect our business.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 500,000,000 shares of common stock. We have, as of the date of this Offering Circular, 82,050,000 issued and outstanding share of Common Stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock will be deemed a “penny stock,” which will make it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

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As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control Aureus Inc., it is not likely that you will be able to elect directors or have any say in the policies of Aureus Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Aureus Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Current Management has Voting Control of the Company.

As along as at least one share of our Series A Preferred Stock is outstanding, such Preferred Stock shall represent 66 2/3% of all votes entitled to be voted at any annual or special meeting of shareholders. All outstanding shares of our Series A Preferred Stock are held by Everett Dickson, the Company's President. Thus, Mr. Dickson has and will continue to have, voting control of the Company. See “DESCRIPTION OF SECURITIES – Series A Convertible Preferred Stock” and ”PRINCIPAL SHAREHOLDERS – Series A Convertible Preferred Stock.”

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Risks Relating to Our Company and Industry

The following risks relate to our proposed business and the effects upon us assuming we obtain financing in a sufficient amount.

Intellectual property rights claims may adversely affect an investment in us.

We are not aware of any intellectual property claims that may prevent us from operating; however, third parties may assert intellectual property claims relating to our technology. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extremely expensive and be borne by us. Additionally, a meritorious intellectual property claim could prevent us from operating and force us to liquidate. As a result, an intellectual property claim against us could adversely affect an investment in us.

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

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USE OF PROCEEDS

_______

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $70,000) will be $500,000. We will use these net proceeds for the following.

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Bank Debt $47,000
				Production/Inventory $47,000
				SG&A $14,500
				Marketing/Promotions $7,000
				New Product Development $7,000
25.00%	$142,500	$20,000	$122,500	$122,500

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Bank Debt $100,000
				Production/Inventory $100,0000
				SG&A $26,000
				Marketing/Promotions $12,000
				New Product Development $12,000
50.00%	$285,000	$35,000	$250,000	$250,000

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Bank Debt $145,000
				Production/Inventory $145,000
				SG&A $40,500
				Marketing/Promotions $21,000
				New Product Development $21,000
75.00%	$427,500	$55,000	$372,500	$372,500

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Bank Debt $200,000
				Production/Inventory $200,000
				SG&A $50,000
				Marketing/Promotions $25,000
				New Product Development $25,000
100.00%	$570,000	$70,000	$500,000	$500,000

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As shown above, we will use a substantial portion of the proceeds to pay bank loans. YIC Acquisitions assumed three loans. The first loan was an SBA loan with a balance of $1,061,077.80 and annual interest of 7.5%. The loan has monthly payments and matures March 13, 2026. The second loan is a line of credit with a balance of $816,831.51 and an annual interest rate of 6.5%. Payment on this line of credit are monthly. The third loan is for a truck with a balance of $17,944.87 and annual interest of 4.95%. This loan has monthly payments and matures May 6, 2020.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

______

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of April 30, 2019 was a deficit of $444,109 or $(0.0034) per share based on the 131,250,000 shares of our Common Stock outstanding on July 15, 2019. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $70,000, $55,000, $35,000 and $20,000, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.0025	$0.0025	$0.0025	$0.0025

Historical net tangible book value per share as of July 15, 2019	$(0.0034)	$(0.0034)	$(0.0034)	$(0.0034)

Increase in net tangible book value per share attributable to new investors in this offering (2)	$0.0035	$0.0032	$0.0026	$0.0017

Net tangible book value per share, after this offering	$0.0002	$0.0002	$0.0008	$(0.0017)

Dilution per share to new investors	$0.0011	$0.0016	$0.0024	$0.0036

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by the board of directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Maximum Offering is reached or, if it is not reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should go to our website, click on the "Invest Now" button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

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Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

We will immediately review completed subscriptions for approval and notify subscribers of acceptance by mail. We will immediately return proceeds by mail if the subscription is not accepted.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

This Offering Circular contains forward-looking statements. For this purpose, any statements contained in this Offering Circular that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking information includes statements relating to future actions, prospective products, future performance or results of current or anticipated products, sales and marketing efforts, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management, and other matters. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “continue” or the negative of these similar terms. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information.

These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In evaluating these forward-looking statements, you should consider various factors, including the following: (a) those risks and uncertainties related to general economic conditions, (b) whether we are able to manage our planned growth efficiently and operate profitable operations, (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations, (d) whether we are able to successfully fulfill our primary requirements for cash, which are explained below under “Liquidity and Capital Resources”. We assume no obligation to update forward-looking statements, except as otherwise required under the applicable federal securities laws. Unless stated otherwise, terms such as the “Company,” “Aureus,” “we,” “us,” “our,” and similar terms shall refer to Aureus, a Nevada corporation, and its subsidiaries.

Results of Operations

The three-months ended April 30, 2019 compared to the three-months ended April 30, 2018

Revenues

The Company had no revenues.

Operating Expenses

General and administrative expenses increased from $5,469 for the three months ended April 30, 2018 to $29,995 for the three months ended April 30, 2019.

Net Loss

For the three months ended April 30, 2019, we had net loss of $35,436 compared to a net loss of $10,433 for the three months ended April 30, 2018.

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Liquidity and Capital Resources

The Company's cash position rose from $512 on April 30, 2018 to $8,099 on April 30, 2019.

Going Concern

The Company has no revenues and has incurred net losses. In addition, at April 30, 2019, there was an accumulated deficit of $551,859. These factors raise substantial doubt about the Company's ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or available from external sources such as debt or equity financings, or other potential sources. The inability to generate cash flow from operations or to raise capital from external sources will force the Company to substantially curtail and cease operations, therefore, having a material adverse effect on its business. Furthermore, there can be no assurance that any funds, if available, will possess attractive terms or not have a significant dilutive effect on the Company's existing stockholders.

Off Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

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BUSINESS

________

Aureus Inc.

Aureus Inc. (“Aureus” “ARSN,” “we,” or the “Company”) was incorporated in Nevada on September 5, 2017. Our offices are located at 1170 Peachtree Street #1200, Atlanta, GA 30309. Our website is located at www.aureusnow.com. Our telephone number is (404) 885-6045 and our email address is aureus.now@gmail.com.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

We are a food brand development company that builds and represents popular food concepts throughout the United States as well as international markets. Management is highly experienced at business integration and re-branding potential. With little territory available for the older brands we intend to bring to our customers fresh innovative brands that have great potential. All of our brands will be unique in nature as we focus on niche markets that are still in need of developing.

History

Aureus Incorporated (the “Company”) was incorporated in the state of Nevada on April 19, 2013. The Company was organized to develop and explore mineral properties in the state of Nevada. The Company is currently in active status in the state of Nevada.

Aureus Inc. is a food brand development company focused on acquiring and growing well-established food brands. We will acquire operating businesses that produce revenue. These businesses will generally be in the food production and food service space.

Our First Acquisition – Yuengling's Ice Cream

The Yuengling Family began making ice cream in 1920 when Frank D. Yuengling, President of D.G. Yuengling & Sons Brewery, started a separate company - Yuengling’s Ice Cream - to keep the Yuengling Brewery solvent despite the onset of Prohibition. In 1935, upon the repeal of Prohibition, Frank transferred ownership to son, Frederick G. Yuengling, and, from 1963 to 1985, Frederick’s eldest son, Frederick G. Yuengling, Jr., proudly produced ice cream, serving up generations of memories for folks in and around Pennsylvania.

In 2014, after a near 30 year absence from store shelves, Frederick G. Yuengling Jr.’s son, David Yuengling, and Rob Bohorad relaunched the Yuengling’s Super Premium Ice Cream brand through regionally focused Retail, Wholesale and Food Service channels in and around the Keystone State.

Looking ahead to 2019, Yuengling’s Ice Cream agreed to be acquired by Aureus, Inc. The Aureus/Yuengling’s union provides the capital needed to address our organic expansion plans, tactically reduce accounts payable and iii) dramatically reduce the Parent Co. debt. All of there activities managed and overseen by our team of C-level corporate finance, turn around, marketing, logistics & transport specialists to help guide this nationally recognized, award winning, high value, exceptional quality Super Premium artisan ice cream brand to profitability by 2020.

Our first acquisition, is the operating assets of Yuengling's Inc Cream Corp. Developed by American businessman Frank D. Yuengling as a dairy business to help support the Yuengling family brewery during the 1920s Prohibition period, Yuengling's Ice Cream has a strong tradition of making exceptional gourmet ice cream products in central Pennsylvania. This fan-favorite brand continues advancing its legacy and its renowned dairy quality, by using locally sourced dairy ingredients that contain no added hormones.

The Acquisition

Aureus has purchased substantially all of the assets of Yuengling's Ice Cream Corp. and placed these assets in a subsidiary of Aureus, YIC Acquisition, Inc. The consideration for the purchase is a $150,000 promissory note payable over 24 months, plus the assumption of the secured indebtedness of the Company and such other obligations of the Company as the Aureus subsidiary may elect in its sole discretion.

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The full principal amount of the promissory note has been remitted to the Yuengling by Aureus, reducing the outstanding principal amount of the promissory note.

YIC Acquisition has assumed three loans. The first loan was an SBA loan with a balance of $1,061,077.80 and annual interest of 7.5%. The loan has monthly payments and matures March 13, 2026. The second loan is a line of credit with a balance of $816,831.51 and an annual interest rate of 6.5%. Payment on this line of credit are monthly. The third loan is for a truck with a balance of $17,944.87 and annual interest of 4.95%. This loan has monthly payments and matures May 6, 2020.

The existing shareholders of Yuengling’s will have the right to exchange their stock in the Aureus subsidiary at any time after six months from the Closing Date into $1,200,000 of the common stock of Aureus, valued at its volume weighted average sales price for the twenty (20) trading days preceding the date of the Closing.

Yuengling's 2017 and 2018 financial statements are given below. It is important to note that Aureus is only acquiring the assets of Yuengling.

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Yuengling’s Ice Cream Corporation

Balance Sheets

As of December 31, 2018 and 2017

(unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash	$89,062	$87,180
Accounts receivable	(436,779)	(404,984)
Inventory	344,809	378,864
Other Current Assets	430	300
Total Current Assets	(2,478)	61,309
Total Fixed Assets	240,169	240,169
TOTAL ASSETS	$237,691	$301,478

LIABILITIES AND EQUITY
Liabilities
Total current liabilities	4,567,047	4,029,368
Total Long Term Liabilities	1,027,998	1,129,531
Total Liabilities	5,595,045	5,158,899

Equity
Treasury stock	(59,200)	(59,200)
Retained earnings	(5,883,640)	(5,095,547)
Paid in capital	1,335,419	1,085,419
Net income	(749,934)	(1,788,093)
Total Equity	(5,537,354)	(4,857,421)
TOTAL LIABILITIES AND EQUITY	$237,691	$301,475

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Yuengling’s Ice Cream Corporation

Income Statements

(unaudited)

	For the year ended December 31, 2018	For the year ended December 31, 2017
INCOME
Total Sales	$786,496	$1,952,361

Total Income	687,371	691,999
Total Cost of Goods Sold	476,276	102,666

Gross Profit	211,094	(330,607)
Total Expense	678,331	1,245,752

Net Ordinary Income	(437,237)	(1,576,360)

Other Income/Expense
Total Other Income	256	848
Total Other Expense	282,953	212,581

Net Other Income	(282,697)	(211,733)

Net Income	$(749,934)	$(1,788,093)

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Yuengling’s Mission Statement

Our mission is to provide the highest quality ice cream and dairy-related products to our consumers, offer an enjoyable work environment for our employees, establish lasting relationships with our customers and vendors that are centered on trust, strive to surpass our customers’ expectations, always act ethically, and give back to the communities that support us.

Brand Strengths

Yuengling’s is an American and family owned company with high brand recognition & loyalty. Its products are considered in the super premium category and are all natural. Yuengling’s exceeds whole foods market® ingredient quality standards. The product is Kosher with no added growth hormones, steroids or antibiotics.

Yuengling’s is a strong, recognized brand with a long, positive family history, an experienced management team and Board of Directors. We are smaller and more responsive than larger competitors.

At a time when national brands continue to reduce the quality of their offerings and downsize their products, Yuengling’s products compare favorably, providing good “value” to our customers, and regularly out-perform competitors in samplings. We offer innovative new products and flavors.

Operating Strategy

The Yuengling’s operating strategy is three-phased centering on development and acceptance in a defined core area; expanding once specific volume and metrics are attained. The company has accomplished Phase One and Two and since mid-2015, has been executing Phase Three.

Marketing

The core marketing area is defined as the area from Scranton, Pennsylvania in the North, central Virginia in the South, Pittsburgh, Pennsylvania to the West, and the New Jersey shore to the East. We offer higher than average overall margins for retailers.

We originally focused on forming an on-going relationship with a strong local super premium ice cream manufacturer and utilization of certain industry contacts that allowed initial platform development and flavor testing. Then we established critical mass distribution as well as specific consumer acceptance levels in the defined core marketing area. This was accomplished through brand promotion at store level and top of mind focused marketing programs, including large scale and small scale direct consumer product sampling. We are now expanding and establishing the brand outside the core marketing area. Our first expansion was in New England, Western Pennsylvania/Ohio, and North Carolina, South Carolina and Georgia.

Development Strategy

Our development strategy began with market entry in February, 2014. The target was to establish distribution in retail grocery stores within the core marketing area with six quart flavors of ice cream per store.

The brand is a slight bargain compared to super premium brands such as Ben & Jerry’s and Haagen-Dazs and on par with other brands such as Gifford’s. The promotional pricing strategy depends upon the retailer with the brand positioned as a super premium offering. We sometimes engage in short-term Every Day Low Price (“EDLP”) program pricing in an effort to undermine the existing premium and super premium players.

Distribution is warehouse based.

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Production

Production currently is being done at Hunter Farms in High Point, NC and the Galliker Dairy Company in Johnstown, PA. Hunter Farms and Galliker Dairy produce ice cream for several other national and regional brands. These locations are advantageous for delivery to our current retailers and for further expansion. They have high quality, modern facilities that allows us to produce at cost effective rates.

Product Specifications

Our packaging consists of six quarts to a case and eight pints to a case. We offer super premium butterfat (14%) basis with super premium flavorings and super premium ingredients. Our products have high solids and mid-range weight (50% over-run/air) for a super premium mouth feel.

Product History

In February, 2014 Yuengling’s brand was launched in quart containers in ten flavors. Quarts were the best way to gain access to shelf space without displacing an existing 48oz or 16oz products. In October, 2014 we launched two seasonal flavors and we added four new flavors in February, 2015. In July, 2015 we launched six pint flavors in 800 Ahold stores and began 3 gallon tub food service sales. In May, 2016 we were granted trademark for “Black & Tan” for ice cream category, and in September, 2016 we were granted trademark for “Butterbeer” for ice cream category.

Primary Retail Competitors

At the national level, the primary retail competitors are Ben & Jerry’s and Haagen Dazs. At the regional level the primary retail competitors are Giffords (Maine), Graeter’s (Ohio), and Turkey Hill (Pennsylvania).

Primary Advantages

We have a higher quality than most national brands, comparable to Ben & Jerry’s and Haagen Dazs. We have better value to consumers in terms of cost per ounce. We have new and different flavors, strong brand loyalty, and close relationships with retailers.

The Aureus / YIC - Online + Yuengling’s Super Premium Ice Cream Brand & Product Specifications

American Sourced

Yuengling’s Ice Cream uses a high Super Premium butterfat (14%) base that is then paired with America’s finest artisan flavorings and inclusions (12%).

Yuengling’s Ice Cream contains no added Growth Hormones, Steroids or Antibiotics.

Yuengling’s Ice Cream is rBST / rBGH free, KOSHER and 15 of our 17 flavors are GLUTEN FREE.

American Made

Yuengling’s Ice Cream is produced at high quality, modern FDA compliant facilities in Johnstown, PA and High Point, NC. The Yuengling’s recipe contains high solids and mid-range weight (50% over-run / air) for a gourmet mouth feel. Yuengling’s Ice Cream is a PA Preferred brand and exceeds the Whole Foods Market® Ingredient Quality Standards.

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American Served

Yuengling’s Ice Cream is offered at select Universities, Restaurants, Professional Stadiums, local Grocers and upscale Convenience Stores. We offer packaging for a range of consumers including 3 Gallon Tubs (Food Service), 6 Quarts per case (Food Service + Retail + Online) and 8 Pints per case (Universities, Stadiums + Retail + Online). Yuengling’s Ice Cream is American and Family owned since 1920.

THE BRAND LINE UP: Current Flavors - PINTS & TUBS

Yuengling’s Super Premium Ice Cream uses a super premium butterfat (14%) basis combined with American sourced ingredients and inclusions (12%) that include no added growth hormones, steroids or antibiotics and mid range weight (50% overrun / air) to produce a super premium palette taste and feel. All of our Super Premium Ice Cream flavors are Kosher and Yuengling’s Super Premium Ice Cream is Amercian made in High Point, NC and in Johnstown, PA. Proudly American served, Yuengling’s Super Premium Ice Cream is now expanding its distribution across the USA.

Black and Tan – A Swirl of Rich Belgian Chocolate Ice Cream & Salty Caramel Ice Cream.

Butterbeer – Butter Cream Ice Cream and Butterscotch Ice Cream with a Butterscotch Swirl.

Vanilla Fudge Chunk with Pretzels – Madagascar Vanilla Ice Cream, Fudge Swirl, Chocolate Chips & Chocolate Covered Pretzels.

Vanilla – Creamy and Sweet Madagascar Vanilla.

Original Sea Salt Caramel Swirl – Sea Salt Caramel Ice Cream with rich Caramel Swirls.

Peanut Butter Cup – Rich Belgian Chocolate + Peanut Butter Ice Creams with Peanut Butter Swirls & Peanut Butter Cup pieces.

Root Beer Float – Traditional Old Fashioned Root Beer Float.

Espresso Chocolate Chip – Dark Coffee Ice Cream with Rich Espresso Chocolate Chips.

Cherry Vanilla Chunk – Cherry Vanilla Ice Cream with Cherry Chunks and Large Dark Chocolate Chips.

Cookies & Cream – Vanilla Ice Cream with Old Fashioned Dark Chocolate Cookie pieces.

Cinnamon Churro – Madagascar Vanilla Ice Cream with Baked Churro Pieces and a Cinnamon Swirl.

Teaberry – A Mountainous Teaberry Plant yields bright Pink, Sweet, Tart and Minty old fashioned Ice Cream.

Strawberry – Strawberry Ice Cream with fresh Strawberry pieces.

THE BRAND LINE UP: Specialty Flavors - PINTS & TUBS

Yuengling’s Super Premium Ice Cream uses a super premium butterfat (14%) basis combined with American sourced ingredients and inclusions (12%) that include no added growth hormones, steroids or antibiotics and mid range weight (50% overrun / air) to produce a super premium palette taste and feel. All of our Super Premium Ice Cream flavors are Kosher and Yuengling’s Super Premium Ice Cream is American made in High Point, NC and in Johnstown, PA. Proudly American served, Yuengling’s Super Premium Ice Cream is now expanding its distribution across the USA.

Teaberry (PINTS) – A Mountainous Teaberry Plant yields bright Pink, Sweet, Tart and Minty old fashioned Ice Cream. *

Chocolate (TUBS) – Rich Belgian Chocolate Ice Cream. *

Mint Chocolate Chip (TUBS) – Mint Ice Cream with Rich Chocolate Chips. *

Vanilla Chocolate Chip (TUBS) – Madagascar Vanilla Ice Cream with Rich Chocolate Chips. *

Chocolate Marshmallow (TUBS) – Rich Belgian Chocolate Ice Cream with Creamy Marshmallow Swirl. *

* Denotes Product is Gluten Free

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Brand & Flavor Awards

Yuengling’s Madagascar Vanilla Super Premium Ice Cream received the 2016 Gold Medal at the L.A. International Dairy Competition in the "Premium Vanilla Ice Cream" category.

Yuengling’s Cinnamon Churro Super Premium Ice Cream was selected by the Supermarket Guru - one of America’s most trusted food critics and influencers - a Hit Product Seal™ and was appointed “Pick of the Week” with a score of 94/100.

Yuengling’s Cherry Vanilla Chunk Super Premium Ice Cream received the Wisconsin Dairy Products Association - 1st Place Award at the World Dairy Expo Championship in the ”Dairy Products - Open Class: Flavored Fruit and or Nut Ice Cream" category and earned a near-perfect score of 99.8.

In 2018, Yuengling’s Ice Cream had 9 of its 14 flavors selected as part of a distribution partnership with Goldbelly, the largest online purveyor of artisan, gourmet and specialty foods in the US.

Recent Event

The Company consummated the acquisition of the assets of Yuengling's on June 18, 2019.

Seasonality

We may experience seasonality in our business.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Facilities

As of April 30, 2019, the Company currently has no ownership or leases of property. The Company’s business mailing address is 1170 Peachtree Street, Suite 1200, Atlanta, Georgia 30309. The Company’s primary phone number is (404) 885-6045.

Employees

As of March 31, 2019, we had two employees, including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. All our employees have entered agreements with us requiring them not to compete or disclose our proprietary information. Our employees are not represented by any labor union. We believe that relations with our employees are excellent.

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MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of March 31, 2019:

Name and Principal Position	Age	Term of Office	Approximate per week for Part-Time Employees
Everett Dickson – President, Chairman	55	Since December 2018	40

Everett Dickson – President, Chairman

On June 27, 2017, the Board of Directors of the Company appointed Everett M. Dickson as President and Chief Executive Officer of the Company. Since June 28, 2019, Mr. Dickson has served as Interim Chief Financial Officer of the Company. Mr. Dickson has been serving as a member of the Company’s Board of Directors since June 2017. From 2012 until his joining the Company in June 2017, Mr. Dickson worked in the moist tobacco and alternative fuels industry. From 2005 through 2011, Mr. Dickson worked in the alternative fuels industry.

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Executive officers are appointed by, and serve at the pleasure of, the Board of Directors of the Company, subject to any contractual arrangements.

The Aureus / Yuengling’s Proposed Executive Team

Everett Dickson - Chairman & CEO: Mr. Dickson serves as our Chairman and CEO. Since 2017, Mr. Dickson has served as CEO and CFO at Cruzani, Inc., a publicly traded Food Service Company. Mr. Dickson has extensive Board, Corporate Finance, Restructuring and Capital Markets experience having worked, most recently, in the food service and moist tobacco industries. From 2005 through 2011, Mr. Dickson’s work was focused on MBO / LBO opportunities in the restaurant sector and on assisting start up companies in the alternative fuels industry.

David Yuengling - Executive Vice President of Research and Development: David will hold the position of Executive Vice President of Research and Development and is the founder of Yuengling’s Ice Cream. Prior to relaunching the Family’s ice cream brand in 2014, David enjoyed a 30 year career in computer consulting specializing in computer programming, business analysis and software design services for companies in the Manufacturing, Distribution, Banking, Insurance and Federal / State Government sectors. The former President of Yuengling Dairy Products, where he worked summers in high school and college, David is a proud graduate of Dickinson College (BS - Computer Science) and Philadelphia, PA based St. Joseph's University, where he earned his MBA.

Robert C. Bohorad - Chief Operating Officer: Rob will serve as our COO and is the co-founder of Yuengling’s Ice Cream. Rob has 20+ years of experience working for companies in various stages of their life cycles. Rob previously ran his own logistics, tracking and security solutions consulting practice aside mentoring several start-up and early-stage companies. Throughout his career, Rob has worked in numerous capacities, including business + strategic development, marketing, finance, accounting, operations and HR. Rob brings broad industry experience, with particular focus in medical devices and software.  Rob is a graduate of the University of Pennsylvania Wharton School and received his MBA from Fordham University.

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Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the Board of Directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

Family Relationships

There are no familial relationships among any of our directors or officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years: any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee

We currently do not have a separately standing Audit Committee due to our limited size and our Board performs the functions that would otherwise be performed by an Audit Committee.

Compensation Committee

The Company does not have a Compensation Committee due to our limited size and our Board performs the functions that would otherwise be performed by a Compensation Committee. Our Board intends to form a Compensation Committee when needed.

Other Committees

We do not currently have a separately-designated standing nominating committee. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our Board, it is not practical for us to have committees other than those described above, or to have more than two directors on such committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and our committees and allocate responsibilities accordingly.

Potential Conflicts of Interest

Because we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have a financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company has only five directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Significant Employees

We do not have any significant employees other than our current executive officer and director named in this report.

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EXECUTIVE COMPENSATION

______

Employment Agreements

Mr. Dickson has entered into an employment agreement with the Company for a term of five years. Pursuant to their employment agreements, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that he shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by him of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company as of March 31, 2019:

Name and Principal Position	Cash Compensation	Other Compensation	Total Compensation
Everett Dickson – President, Director (1)	$0.00	$0.00	$0.00
Total	$0.00	$0.00	$0.00

______________________

(1) Consists of shares awarded at par value for compensation.

Mr. Dickson recently received 5,000,000 shares of our Series A Convertible Preferred Stock as compensation.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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PRINCIPAL STOCKHOLDERS

______

The following sets forth information with respect to the beneficial ownership of each class of our voting securities as of March 31, 2019, by (i) each of our directors and executive officers, (iii) all of our directors and executive officers as a group and (iii) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding voting capital stock. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our capital stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Common Stock

Name and Address	Shares Held	Percentage of Common Stock	Percentage of Common Stock Assuming All Shares are Sold
Cede & Co. Fast Balance 570 Washington Blvd 5th Floor Jersey City, NJ 07310	71,400,000	54.4%	19.9%
Green Coast Capital International Sa Plz 2000 10th Fl 50th St Panama City Rep Of Panama	8,000,000	6.1%	2.2%
Common Sense Holdings Limited Manex 9 Castle Court 2 Castle Gate Way Dudley, Wm DY14RD	4,275,000	3.2%	1.2%
Total	83,675,000	63.8%	23.3%

Preferred Stock

Name and Address	Shares Held	Percentage of Preferred Stock
Everett Dickson 1170 Peachtree Street #1200 Atlanta, GA 30309	5,000,000	100.00%

Securities Authorized for Issuance under Equity Compensation Plans

We have not adopted any equity compensation plans.

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RELATED TRANSACTIONS

Other than as given below, since the beginning of December 31, 2016, there have been no transactions and there are no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

On December 21, 2018, pursuant to a Stock Purchase Agreement, dated December 20, 2018, by and among the Company Everett M. Dickson (the “Buyer”) and Hohme Holdings International, Inc. (the “Seller”), the Buyer purchased 90,000,000 shares of common stock of the Company from the Seller for a total of $15,000. Sadiq Shaikh has voting and dispositive control over the Seller. Simultaneously with the consummation of the Stock Purchase Agreement on December 21, 2018, Sadiq Shaikh resigned as the President and Chief Executive Officer and from the Board of Directors of the Company; Deborah Engles resigned as the Secretary and Treasurer of the Company; and Everett M. Dickson was appointed as the President, Chief Executive Officer, Treasurer, Secretary and as a director to the Board of directors of the Company.

Mr. Dickson subsequently exchanged his Common Stock for 5,000,000 shares of the Company's Series A Convertible Preferred Stock.

On May 14, 2019, the Company issued 250,000,000 shares of Common Stock to Mr. Dickson. These shares were returned to the Company and canceled on July 11, 2019.

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DESCRIPTION OF SECURITIES

______

The Common Stock

We are authorized to issue 500,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors. No holder of shares of capital stock possessing voting power shall have the right to cumulate his or her voting power in the election of directors.

At each meeting of holders of shares of capital stock for the election of directors at which a quorum is present, a nominee for election as a director in an uncontested election shall be elected to the board of directors if the number of votes cast for such nominee's election exceeds the number of votes cast against such nominee's election. Abstentions will not be considered votes cast for or against a nominee at the meeting. Notwithstanding the foregoing, if the number of candidates exceeds the number of directors to be elected, then, in that election, the nominees receiving the greatest number of votes shall be elected.

An "uncontested election" means any meeting of holders of shares of capital stock at which the number of nominees does not exceed the number of directors to be elected and with respect to which no holder of capital stock has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with the by-laws, as they may be amended from time to time, or, if such a notice has been submitted with respect to such meeting, on or before the tenth day prior to the date that the corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether or not it is thereafter revised or supplemented), each such notice with respect to such meeting has been (a) withdrawn by its respective submitting stockholder in writing to the secretary of the corporation, (b) determined not to be a valid and effective notice of nomination (such determination to be made by the Board of Directors (or a designated committee thereof) pursuant' to the by-laws, or, if challenged in court, by final court order) or (c) determined not to create a bona fide election contest by the Board of Directors (or a designated committee thereof).

No holder of shares of stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of this corporation or of any new or additional authorized stock of the corporation of any class whatsoever, or of any issue of securities of the corporation convertible into stock, whether such stock or securities be issued for money or for a consideration other than money or by way of dividend, but any such unissued stock or such new or additional authorized stock or such securities convertible into stock may be issued and disposed of to such persons, firms, corporations and associations, and upon such terms as may be deemed advisable by the board of directors without offering to stockholders then of record or any class of stockholders any thereof upon the same terms or upon any terms.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

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Preferred Stock

We are authorized to issue Preferred Stock: Total shares authorized: 10,000,000 as of April 30, 2019 of which 5,000,000 shares have been issued.

We have authorized 10,000,000 shares of preferred stock, $0.001, par value.

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

Series A Convertible Preferred Stock

We have designated Ten Million (10,000,000) shares of Preferred Stock the Series A Convertible Preferred Stock with a par and stated value of $0.001 per share.

The holders of the Series A Convertible Preferred Stock are not be entitled to receive any dividends.

In the event of any voluntary or involuntary liquidation. dissolution, or winding up of the Corporation. the holders of shares of the Series A Non Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders. whether from capital. surplus or earnings. an amount equal to Two Thirds (2/3) of the assets so distributed.

Except as otherwise required by law or by the Articles of Incorporation and except as set forth below. the outstanding shares of Series A Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Corporation as a single class and, regardless of the number of shares of Series A Convertible Preferred Stock outstanding and as long as at least one of such shares of Series A Convertible Preferred Stock is outstanding shall represent Sixty Six and Two Thirds Percent (66 2/3%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Convertible Preferred Stock shall represent its proportionate share of the 66 2/3% which is allocated to the outstanding shares of Series A Convertible Preferred Stock.

The Corporation will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation. merger, dissolution. issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms lo be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Articles of Incorporation and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Non Convertible Preferred Stock against impairment.

The Series A Convertible Preferred Stock shall, with respect to distribution rights on liquidation, winding up and dissolution, (i) rank senior to any of the shares of Common Stock of the Corporation. and any other class or series of stock of the Corporation which by its terns shall rank junior to the Series A Convertible Preferred Stock, and (ii) rank junior to any other series or class of preferred stock of the Corporation and any other class or series of stock of the Corporation which by its term shall rank senior to the Series A Convertible Preferred Stock.

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So long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not (i) alter or change any of the powers, preferences, privileges or rights of the Series A Convertible Preferred Stock, or (ii) amend the provisions of this section; in each case, without first obtaining the approval by vote or written consent. in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock, as to changes affecting the Series A Convertible Preferred Stock.

The shares of the Series A Convertible Preferred Stock are not redeemable.

So long as any shares of Series A Non Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by the Nevada Business Corporation Act) of the Holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series A Convertible Preferred Stock; (c) create any new class or series of capital stock having a preference over the Series A Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, '"Senior Securities; (d) create any new class, or series of capital stock ranking pari passu with the Series A Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation {as previously defined ''Pari Passu Securities"); (e) increase the authorized number of shares of Series A Convertible Preferred Stock; (f) issue any shares of Series A Convertible Preferred Stock other than pursuant to the Securities .Purchase Agreement with the original parties thereto; (g) issue any additional shares of Senior Securities; or (h) or declare or pay any cash dividend or distribution on. any Junior Securities.

If holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock agree to allow the Corporation to alter or change die rights. preferences or privileges of the shares of Series A Convertible Preferred Stock, then the Corporation shall deliver notice of such approved change to the Holders of the Series A Convertible Preferred Stock that did not agree to such alteration or change (the “Dissenting Shareholders").

If at any time or from time to time there shall be (i) a merger, or consolidation of the Corporation with or into another corporation. (ii) the sale of all or substantially all of the Corporation's capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Corporation shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or series of transactions by the Corporation in which in excess of 50 percent of the Corporation's voting power is transferred (each a "Reorganization" then as a part of such Reorganization, provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization.

The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization. recapitalization. transfer of assets. consolidation. merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation. but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock against impairment.

The holders of the Series A Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Right to Convert

Conversion Ratio. The entirety of the shares of Series A Convertible Preferred Stock outstanding as such time shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into Two-Thirds of the after conversion outstanding fully paid and non-assessable shares of Common Stock. Each individual share of Series A Convertible Preferred Stock shall be convertible into Common Stock at a ratio determined by dividing the number of shares of Series A Convertible Stock to be converted by the number of shares of outstanding pre-conversion Series A Convertible Preferred Stock. Such initial Conversion Ratio, and the rate at which shares of Series A Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in herein.

Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Convertible Preferred Stock.

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Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the fractional amount will be rounded to the next whole number.

Mechanics of Conversion

Notice of Conversion. In order for a holder of Series A Convertible Preferred Stock to voluntarily convert shares of Series A Convertible Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Series A Convertible Preferred Stock(or at the principal office of the Corporation if the Corporation serves as its own transfer agent for the Series A Convertible Preferred Stock) that such holder elects to convert all or any number of such holder’s shares of Series A Convertible Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock(or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent for the Series A Convertible Preferred Stock). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent for the Series A Convertible Preferred Stock) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Series A Convertible Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Convertible Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and (ii) pay all declared but unpaid dividends on the shares of Series A Convertible Preferred Stock converted.

Reservation of Shares. At all times when the Series A Convertible Preferred Stock shall be outstanding, the Corporation shall take such corporate action as may be necessary to reserve and keep such number of shares available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non- assessable shares of Common Stock at such adjusted Conversion Price.

Effect of Conversion. All shares of Series A Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, and to receive payment of any dividends declared but unpaid thereon. Any shares of Series A Convertible Preferred Stock so converted shall be retired and canceled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Convertible Preferred Stock accordingly.

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Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Convertible Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Convertible Preferred Stock had been converted into Common Stock on the date of such event.

Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event the holders of Series A Convertible Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Convertible Preferred Stock had been converted into Common Stock on the date of such event.

Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Convertible Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 6.5 or 6.6), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Convertible Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Convertible Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section with respect to the rights and interests thereafter of the holders of the Series A Convertible Preferred Stock, to the end that the provisions set forth in this Section (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Convertible Preferred Stock. For the avoidance of doubt, nothing in this Subsection shall be construed as preventing the holders of Series A Convertible Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the Nevada Revised Statutes in connection with a merger triggering an adjustment hereunder, nor shall this Subsection be deemed conclusive evidence of the fair value of the shares of Series A Convertible Preferred Stock in any such appraisal proceeding.

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DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Aureus Inc. (“Aureus Inc.,” “We,” or the “Company”) is offering up to $570,000 total of Securities, consisting of Class A Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 500,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Action Stock Transfer Corporation 2469 E. Fort Union Blvd., Suite 214 Salt Lake City, UT 84121. Our telephone is (801) 274-1088 Fax: (801) 274-1099, website www.columbiastock.com. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

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SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

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WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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F-1

AUREUS INCORPORATED

CONDENSED BALANCE SHEETS

	April 30, 2019	April 30, 2018
ASSETS	(Unaudited)	(Unaudited)
Current Assets:
Cash	$8,099	$512
Prepaid Professional Fees	6,363	6,363
Total Current Assets	14,462	6,876

Accounts Receivables
Notes Receivable	98,873	–
Share Receivable	24,000	–
Total Receivables	122,873	–

Fixed Assets:
YIC Online Distributors	25,000	–
Mining Properties	–	–
Plant and Equipment	15,894	16,487
Total Fixed Assets	40,894	16,487

TOTAL ASSETS	$178,229	$23,362

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts Payable	$171,247	$174,347
Accrued Liabilities	25,000	–
Accrued interest	45,920	24,572
Due to related party	550	50
Notes Payable	379,621	264,121
Total Liabilities	622,338	463,090

Stockholders' Deficit:
Common Stock: authorized 500,000,000; 82,050,000 and 126,450,000 shares @ $0.001 par value Issued and Outstanding at April 30, 2019 and October 31, 2018, respectively	82,050	126,450
Preferred Stock: 10,000,000 shares authorized, par value $0.001 per share, no shares issued and outstanding	–	–
Treasury Stock, at cost - 90,000,000 shares	90,000	–
Additional Paid in Capital	(64,300)	(95,700)
Accumulated Deficit	(551,859)	(470,478)
Total Stockholders' Deficit	(444,109)	(439,728)
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$178,229	$23,362

The accompanying notes are an integral part of these financial statements

F-2

AUREUS INCORPORATED

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Month Period Ended	For the Three Month Period Ended	For the Six Month Period Ended	For the Six Month Period Ended
	April 30, 2019	April 30, 2018	April 30, 2019	April 30, 2018
OPERATING EXPENSES
General and Administrative	$21,235	$5,469	$29,417	$32,645
Professional Fees	8,750	–	8,750	–
Total Operating Expenses	29,985	5,469	38,167	32,645

Other Expenses / (income)
Gain on Settlement of Accounts Payable	–	–	–	–
Interest Expense	5,451	4,964	11,087	10,095
Net loss for the Period	$(35,436)	$(10,433)	$(49,254)	$(42,740)

Net loss per share: Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding: Basic and Diluted	82,050,000	126,450,000	82,050,000	126,450,000

The accompanying notes are an integral part of these financial statements

F-3

AUREUS INCORPORATED

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock		Preferred Stock		Treasury Stock
	Shares	Par Value	Shares	Par Value	Shares	Par Value
Balance October 31, 2013	–	$–	$–	$–	$–	$–
Shares subscribed at $0.001	–	–	–	–	–	–
Shares subscribed at $0.001	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance October 31, 2014	–	$–	$–	$–	$–	$–

Capital Contribution	–	–	–	–	–	–
Receipt of payment for subscription receivable	126,450,000	126,450	–	–	–	–
Net Loss	–	–	–	–	–	–
Balance October 31, 2015	126,450,000	$126,450	$–	$–	$–	$–

Net Loss	–	–	–	–	–	–
Balance October 31, 2016	126,450,000	$126,450	$–	$–	$–	$–

Net Loss	–	–	–	–	–	–
Balance October 31, 2017	126,450,000	$126,450	$–	$–	$–	$–

Net Loss	–	–	–	–	–	–
Balance October 31, 2018	126,450,000	$126,450	$–	$–	$–	$–

Share Receivable	45,600,000	45,600	–	–	–	–
Cancellation of Shares	(90,000,000)	(90,000)			90,000,000	90,000
Rounding
Net Loss	–	–	–	–	–	–
Balance Six-Month Period Ending April 30, 2019	82,050,000	$82,050	$–	$–	$90,000,000	$90,000

The accompanying notes are an integral part of these financial statements

F-4

AUREUS INCORPORATED

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (continued)

	Additional Paid In	Stock Subscriptions	Accumulated	Total Shareholder’s
	Capital	Received	Deficit	Equity
Balance October 31, 2013	$–	$–	$(855)	$(855)
Shares subscribed at $0.001	–	6,000	–	6,000
Shares subscribed at $0.001	–	24,300	–	24,300
Net loss	–	–	(4,575)	(4,575)
Balance October 31, 2014	$–	$30,300	$(5,430)	$24,870

Capital Contribution	450	–	–	450
Receipt of payment for subscription receivable	(96,150)	(30,300)	–	–
Net Loss	–	–	(76,094)	(76,094)
Balance October 31, 2015	$(95,700)	$–	$(81,524)	$(50,774)

Net Loss	–	–	(140,063)	(140,063)
Balance October 31, 2016	$(95,700)	$–	$(221,587)	$(190,837)

Net Loss	–	–	(206,151)	(206,151)
Balance October 31, 2017	$(95,700)	$–	$(427,738)	$(396,988)

Net Loss	–	–	(74,869)	(74,869)
Balance October 31, 2018	$(95,700)	$–	$(502,607)	$(471,857)

Share Receivable	31,400	–	–	77,000
Cancellation of Shares	–	–	–	–
Rounding	–	–	2	2
Net Loss	–	–	(49,254)	(49,254)
Balance Six-Month Period Ending April 30, 2019	$(64,300)	$–	$(551,859)	$(444,109)

The accompanying notes are an integral part of these financial statements

F-5

AUREUS INCORPORATED

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six-Month Period Ended	For the Six-Month Period Ended
	April 30, 2019	April 30, 2018
Cash flow from Operating activities:
Net Loss	$(49,254)	$(42,740)
Increase in Note Receivables	(122,873)	–
Increase in accounts payable	500	30,075
Increase in accrued expenses	36,087	10,095
Net Cash used in Operating activities	(135,540)	(2,570)

Cash flow from Investing activities:
Mining properties	–	112,000
Plant and Equipment	–	–
Accumulated Depreciation - Plant and Equipment	593	1,186
Net Cash used in Investing activities	593	113,186

Cash flow from Financing activities:
Proceeds from Notes Payable	90,500	24,656
Due to Related Party	550	(112,000)
Loan from Related Party	–	(24,656)
Additional Paid in Capital	31,400	–
Common Stock	(44,000)	–
Treasury Stock	90,000	–
Net cash provided by financing activities	168,450	(112,000)

Increase (Decrease) in cash during the period	8,053	(1,384)
Cash at beginning of period	46	1,897
Cash at end of period	$8,099	$512

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$–	$–
Interest	$–	$–

The accompanying notes are an integral part of these financial statements

F-6

AUREUS INCORPORATED

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

April 30, 2019

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Aureus Incorporated (the “Company”) was incorporated in the State of Nevada on April 19, 2013. The Company was organized to develop and explore mineral properties in the State of Nevada. On October 1, 2014, the Company entered into a Purchase Agreement with Gold Exploration Management Services, Inc. (“Gold Exploration”) pursuant to which the Company purchased 100% of Gold’s Exploration’s interest in one claim block of 11 claims or 220 acres, in Elko County, Nevada (the “Gold Creek Property”) for $15,000. The claims were registered in the name of Gold Exploration. On August 31, 2015, Gold Exploration’s title to the mining claims on the Gold Creek Property expired but has been re-staked by the Company. In September 2015, the Bureau of Land Management (“BLM”) imposed a prohibition on mining activities on 10 million acres of public and National Forest System Lands, including the Gold Creek Property, in order to protect the greater sage-grouse and its habitat from adverse effects of locatable mineral exploration and mining activities, subject to valid existing rights (the “Land Freeze”). Due to the Land Freeze, the Company has not been able to have the title to the Gold Creek Property transferred into the Company’s name or to conduct any activities on the Gold Creek Property.

On July 21, 2016, the Company entered into that certain Purchase Agreement (the “MMLH Purchase Agreement”) with Montana Mine Land Holdings LLC, a Montana limited liability company wholly-owned by Tracy Fortner (“MMLH”) pursuant to which the Company acquired a 100% undivided interest on MMLH’s patented mining’s claims and the property located in Broadwater County, Montana (the “Mining Interests”) in consideration for $112,000 payable in 45,000,000 shares of common stock valued at $0.00248889 per share for a total of $112,000 (the “Property Shares”). The Company had not issued the Property Shares due to the fact there was not a sufficient amount of authorized common stock available at the time. The $112,000 debt was included to the existing balance of a non-interest-bearing Loan from Related Party.

Pursuant that certain Cancelation of Acquisition and Stock Purchase Agreement, dated November 7, 2017, by and among the Company, MMLH, Tracy Fortner (the “Seller”), and Hohme Holdings International Inc. (the “Buyer”), the Company return the Mining Interests to MMLH, MMLH relinquished its claim to the undelivered Property Shares owed MMLH under the MMLH Purchase Agreement and the Buyer purchased 90,000,000 shares of common stock of the Company from the Seller for $0.0001111 per share, for a total of $10,000. Sadiq Shaikh has voting and dispositive control over the Buyer. Simultaneously with the consummation of the Stock Purchase Agreement, Tracy Fortner resigned as the President and Chief Executive Officer and as a Board member of the Company, Sadiq Shaikh was appointed as the President, Chief Executive Officer and as a member of the Board of Directors of the Company and Deborah Engles was appointed as the Secretary and Treasurer of the Company.

On December 21, 2018, pursuant to a Stock Purchase Agreement, dated December 20, 2018, by and among the Company Everett M. Dickson (the “Buyer”) and Hohme Holdings International, Inc. (the “Seller”), the Buyer purchased 90,000,000 shares of common stock of the Company from the Seller for a total of $15,000. Sadiq Shaikh has voting and dispositive control over the Seller. Simultaneously with the consummation of the Stock Purchase Agreement on December 21, 2018, Sadiq Shaikh resigned as the President and Chief Executive Officer and from the Board of Directors of the Company; Deborah Engles resigned as the Secretary and Treasurer of the Company; and Everett M. Dickson was appointed as the President, Chief Executive Officer, Treasurer, Secretary and as a director to the Board of directors of the Company.

The Company is positioned as a food brand development company focused on acquiring and growing well established food brands.

F-7

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. It is management’s opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement’s presentation. These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars and do not contain certain information included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018. The accompanying unaudited financial statements of the Company should be read in conjunction with the audited financial statements and accompanying notes filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015. Operating results and cash flows for interim periods are not necessarily indicative of results that can be expected for the entire year.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. As of April 30, 2019, and October 31, 2018, there were no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

The Company tests its assets for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable, which includes comparing the carrying amount of a long-lived asset to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss would be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. For the Company’s mining claims, this test includes examining the discounted and undiscounted cash flows associated with value beyond proven and probable reserves, in determining whether the mining claim is impaired.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company’s formation have been included in the Company’s general and administrative expenses.

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-8

The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits and a consideration of the relevant taxing authorities widely understood administrative practices and precedents.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 and have analyzed filing positions in United States jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the United States as our “major” tax jurisdiction. Generally, we remain subject to United States examination of our income tax returns.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.

FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

•	Level 1: Quoted prices in active markets for identical assets or liabilities

•	Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

•	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Basic and Diluted Loss Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented. ASC 260 requires presentation of basic earnings per share and diluted earnings per share. Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) are similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. For the three and six months ended April 30, 2019 and 2018, there were no potentially dilutive securities.

F-9

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its condensed consolidated financial statements.

In June 2014, the FASB issued ASU 2014-12, “Compensation - Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could be Achieved after the Requisite Service Period.” This ASU provides more explicit guidance for treating share-based payment awards that require a specific performance target that affects vesting and that could be achieved after the requisite service period as a performance condition. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2015. The Company does not expect the adoption of this guidance to have a material impact on the consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements – Going Concern (Topic 205-40),” which requires management to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern for each annual and interim reporting period. If substantial doubt exists, additional disclosure is required. This new standard will be effective for the Company for annual and interim periods beginning after December 15, 2016. Early adoption is permitted. The Company adopted this new standard for the fiscal year ending December 31, 2014. In April 2015, the FASB issued ASU 2015-3, “Interest - Imputation of Interest (Subtopic 835-30),” related to the presentation of debt issuance costs. This standard will require debt issuance costs related to a recognized debt liability to be presented on the balance sheet as a direct deduction from the debt liability rather than as an asset. These costs will continue to be amortized to interest expense using the effective interest method. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015, and retrospective adoption is required. We will adopt this pronouncement for our year beginning January 1, 2016. We do not expect this pronouncement to have a material effect on our consolidated financial statements.

NOTE 3 – GOING CONCERN

The Company has sustained operating losses since inception. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern. Management is endeavoring to begin exploration activities however, may not be able to do so within the next fiscal year. Management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity securities, which may not be available on commercially reasonable terms, if at all.

If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. For the quarters ending April 30, 2019 and January 31, 2018 the Company had losses of $35,436 and $10,433 respectively and the accumulated deficit is $551,859.

F-10

NOTE 4 – LOAN FROM RELATED PARTY

During the period from April 19, 2013 to October 31, 2015, the Company received advances totaling $24,656 from Dong Gu Kang and Min Jung Kang, the Company’s former executive officers and directors (the “Selling Stockholders”). The advance was unsecured, non-interest bearing and due upon demand giving 30 days written notice to the borrower. In connection with the Stock Purchase Agreement, dated September 30, 2015, among the Company, the Selling Stockholders and Maverick, LLC, a Nevis limited liability company (“Maverick”), pursuant to which Maverick purchased 90,000,000 shares of common stock of the Company from the Selling Stockholders, Maverick assumed $24,656 in outstanding debt owed the Selling Stockholders by the Company; constituting 100% of the debt owed the Selling Stockholders of the Company, pursuant to a Debt Assumption Agreement, dated September 30, 2015, between the Company, the Selling Stockholders and Maverick. Maverick beneficially owns 71.7% of the common stock of the Company.

On July 21, 2016 the Company entered into an agreement with Montana Mine Land Holdings LLC to acquire a 100% undivided interest of its Patented Mining Claims or the Property named: Keene Placer, M.S. located in Broadwater County, Montana. The terms of this agreement are for the Company to issue 45,000,000 shares of its common stock to Montana Mine Land Holdings LLC. The parties to have agreed the value of this purchase shall be $112,000 or $0.00248889 per share. As of November 7, 2017, the Company has not issued the shares and $112,000 is included to the existing balance of Loan from Related Party.

On November 7, 2017, the Company entered into a certain Cancelation of Acquisition and Stock Purchase Agreement with Montana Mine Land Holdings LLC, ("MMLH"), Tracy Fortner (the Seller), Hohme Holdings International Inc. "(Buyer"), to which the Buyer purchased 90,000,000 shares of common stock of the Corporation (the Stock Purchase") from the Seller for $0.0001111 per share, for a total of $10,000.00, Tracy Fortner is the Managing Member of Montana Mine Land Holdings, LLC resulting the debt no longer being considered a loan from a related party.

The balance of loan as of April 30, 2019 and October 31, 2018 are $24,656 respectively.

NOTE 5 – NOTES PAYABLE

On September 9, 2015, issued Backenald Corp. a promissory note in the principal amount of $20,000, bearing interest at the rate of 5% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of April 30, 2019, and 2018 accrued interest amounted to $ 6,137 and $4,137, respectively.

On November 6, 2015, we issued Craigstone Ltd. a promissory note in the principal amount of $20,000, bearing interest at the rate of 5% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of April 30, 2019, and 2018, accrued interest amounted to $ 5,726 and $3,726 respectively.

On March 22, 2016, we issued Craigstone Ltd. a promissory note in the principal amount of $20,000, bearing interest at the rate of 5% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of April 30, 2019, and 2018, accrued interest amounted to $5,107 and $3,107 respectively.

F-11

On August 31, 2016, we issued Success Zone Tech Ltd. a promissory note in the principal amount of $100,000, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of April 30, 2019, and 2018, accrued interest amounted to $21,348 and $13,348, respectively.

On February 23, 2017, we issued Travel Data Solutions a promissory note in the principal amount of $ 17,500, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of April 30, 2019, and 2018, accrued interest amounted to $3,306 and $1,906, respectively.

On March 27, 2017, we issued Craigstone Ltd. a promissory note in the principal amount of $ 12,465, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of April 30, 2019, and 2018, accrued interest amounted to $2,087 and $1,090, respectively.

On May 16, 2017, we issued Travel Data Solutions a promissory note in the principal amount of $ 4,500, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of April 30, 2019, and 2018, accrued interest amounted to $704 and $344, respectively.

On May 19, 2017, we issued Travel Data Solutions a promissory note in the principal amount of $ 25,000, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of April 30, 2019, and 2018, accrued interest amounted to $3,896 and $1,896, respectively.

On July 28, 2017, we issued Backenald Trading Ltd. a promissory note in the principal amount of $ 20,000, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of April 30, 2019, and 2018, accrued interest amounted to $2,810 and $1,210, respectively.

On August 13, 2018, the company issued Travel Data Solutions a promissory note in the principal amount of $ 25,000, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of April 30, 2019, accrued interest amounted to $1,425, respectively.

F-12

NOTE 6 – DEPOSIT ON MINERAL PROPERTY ACQUISITION

On October 1, 2014, the Company entered into a Purchase Agreement with Gold Exploration Management Services, Inc. to purchase 11 claims in Mineral County Nevada known as the Gold Creek Property (the “Gold Creek Property”). The Company paid a total of $15,000 for the purchase of the Gold Creek Property, and was reflected in the financial statements as a deposit, until such time as the ownership transferred to the Company. In September 2015, the Bureau of Land Management (“BLM”) imposed a prohibition on mining activities on 10 million acres of public and National Forest System Lands, including the Gold Creek Property, in order to protect the greater sage- grouse and its habitat from adverse effects of locatable mineral exploration and mining activities, subject to valid existing rights (the “Land Freeze”). Due to the Land Freeze, the Company has not been able to have the title to the Gold Creek Property transferred into the Company’s name or to conduct any activities on the Gold Creek Property. On October 31, 2015 the Company recorded an impairment of $15,000 due the Land Freeze.

On July 21, 2016 the Company entered into an agreement with Montana Mine Land Holdings LLC to acquire a 100% undivided interest of its Patented Mining Claims or the Property named: Keene Placer, M.S. located in Broadwater County, Montana. The purchase price is 45,000,000 shares of common stock of the Company and the agreed upon value is $112,000 or $0.00248889 per share. As of January 31, 2018, the shares had not been issued therefore a current liability is recorded to a related party in the amount of $112,000.

On November 7, 2017, the Company entered into a certain Cancelation of Acquisition and Stock Purchase Agreement with Montana Mine Land Holdings LLC, ("MMLH") and Tracy Fortner (the Seller). Hohme Holdings International Inc. "(Buyer"), to which the Buyer purchased 90,000,000 shares of common stock of the Corporation (the Stock Purchase") from the Seller for $0.0001111 per share, for a total of $10,000.00.

NOTE 7 – COMMON STOCK

On November 17, 2015 the Company, authorized a fifteen-for-one (15:1) forward stock split of the Company’s common stock, par value $0.001 per share without changing the authorized number or par value of the Common Stock and with fractional shares resulting from the Forward Split being rounded up to the nearest whole number. The Forward Split became effective on November 25, 2015. As a result of the Forward Split, the number of the Company’s issued and outstanding shares of Common Stock were increased from 8,430,000 to 126,450,000. The amounts are being presented retroactive in the financial statements at October 31, 2015.

On December 5, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada in order to effectuate a 1-for-8 reverse stock split of its outstanding common stock with fractional shares being rounded up to the nearest whole number. However, on January 12, 2018, the Financial Industry Regulatory Authority (“FINRA”) informed the Company that the Company’s corporate action submission notice with FINRA concerning the reverse split was deemed to be deficient under FINRA Rule 6490(d)(3)(2) due to the fact that the Company had failed to file its quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2016 and annual report on Form 10-K for the fiscal year ended October 231, 2016 prior to deregistering the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, by filing a Form 15 with the SEC on March 7, 2017. As a result, the reverse split was not implemented in the OTC marketplace.

The Company amended the Articles of Incorporation of the Corporation to authorize the issuance of 10 million (10,000,000) shares of "blank check" preferred stock, par value $0.001 per share.

F-13

On December 20, 2018, the Company entered into a certain Stock Purchase Agreement with Everett M. Dickson. To which the Buyer purchased 90,000,000 shares of common stock of the Corporation (the “Stock Purchase Agreement”) from the Seller for a total of $15,000. The Company accepted the resignation of Sadiq Shaikh as President and Chief Executive Officer and Deborah Engles as Secretary and Treasurer. Immediately following the resignation and removal of the officer(s) the Company accepted Sadiq Shikh’s successor Everett Dickson, as President, Chief Executive Officer, Treasurer, Secretary and Board Member.

On February 11, 2019, the Company amended its Articles of Incorporation to increase tis authorized capital stock to be 510 million (510,000,000) shares, consisting of 500 million (500,000,000) shares of common stock, par value $0.001 per share, and 10 million (10,000,000) shares of “blank check” preferred stock, par value of $0.001 per share.

NOTE 8– SUBSEQUENT EVENTS

On May 30, 2019, The Company issued a Public offering of the securities of the Company. The offering is for 38,000,000 shares of common stock, par value $0.001 ("Common Stock"), at an offering price of $0.015 per shares (the "Offered Shares"). The minimum purchase requirement per investor is 100,000 Offered Shares ($1500); however, the Company may waive the minimum purchase requirement on a case-by-case basis at the Company's sole discretion

On July 17, 2019, The Company issued an amendment to the Public offering of the securities of the Company that was previously issued on May 30, 2019. The amended offering is for 228,000,000 shares of common stock, par value $0.001 ("Common Stock"), at an offering price of $0.0025 per shares (the "Offered Shares"). The minimum purchase requirement per investor is 40,000 Offered Shares ($1,000); however, the Company may waive the minimum purchase requirement on a case-by-case basis at the Company's sole discretion.

On March 26, 2019 the Company entered into a LOI with Yuengling’s Ice Cream Corporation for a certain asset purchase agreement. This LOI supersedes any previous discussions.

On June 18, 2019, the company entered into a Secured Creditor Asset Sale and Purchase Agreement with Mid Penn Bank (“Creditor”) and Yuengling’s Ice Cream (“Debtor”). The Company, agreed to purchase certain assets of Yuengling’s Ice Cream and to assume certain liabilities of Debtor. The Company, for good and valuable consideration assume the tangible and intangible assets that relates to and are directly derived from the assets purchased pursuant to the Secured Creditor Asset Sale and Purchase Agreement including, but not limited to the following: (i) Accounts, Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Payment Intangibles, supporting obligations, books and records, all rents, issues and profits of the business of selling ice cream and any other business Debtor is involved in: and (ii) all other tangible and intangible personal property, whether now owned or hereafter acquired, including policies of insurance thereon and all insurance proceeds and unearned premium in connection therewith, together withal all accessions, additional to replacements for and substitutions of Collateral and all cash and non-cash proceeds and products thereof. In addition, a 2015 Chevrolet Truck, it is intended that the Collateral shall include all assets of the Debtor including all operating contracts. Collateral shall also include a certain account held at Mid Penn Bank including all interest and earnings thereon. The Company will assume the debt in the total amount of One Million Eight Hundred Eight Nine Thousand Eleven and 81/100 Dollars.

F-14

AUREUS INCORPORATED

Symbol: ARSN

FINANCIAL STATEMENTS

For the

Year Ended October 31, 2018

Fiscal Year:

10/31

Address:

1170 Peachtree Street, Suite 1200

Atlanta, GA 30309

F-15

AUREUS INCORPORATED

CONDENSED BALANCE SHEETS

	October 31, 2018	October 31, 2017
ASSETS	(Unaudited)	(Unaudited)
Current Assets:
Cash	$46	$1,897
Prepaid Professional Fee's	6,363	6,363
Total Current Assets	6,409	8,260
Fixed Assets:
Mining Properties	–	112,000
Plant and Equipment	16,487	17,672
Total Fixed Assets	16,487	129,672
TOTAL ASSETS	$22,896	$137,932

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts Payable	$170,747	$144,272
Accrued interest	34,834	14,477
Due to related party	50	112,050
Loans from Related Party	–	24,656
Notes Payable	289,121	239,465
Total Liabilities	494,752	534,920

Stockholders' Deficit:
Common Stock: authorized 150,000,000; 126,450,000 shares @ $0.001 par value Issued and Outstanding at October 31, 2018 and October 31, 2017 respectively	126,450	126,450
Preferred Stock: 10,000,000 shares authorized, par value $0.001 per share, no shares issued and outstanding	–	–
Additional Paid in Capital	(95,700)	(95,700)
Accumulated Deficit	(502,606)	(427,737)
Total Stockholders' Deficit	(471,856)	(396,987)
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$22,896	$137,933

The accompanying notes are an integral part of these financial statements

F-16

AUREUS INCORPORATED

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Month Period Ended	For the Three Month Period Ended	For the Twelve Month Period Ended	For the Twelve Month Period Ended
	October 31, 2018	October 31, 2017	October 31, 2018	October 31, 2017
OPERATING EXPENSES
General and Administrative	$10,993	$53,735	$54,512	$197,148
Total Operating Expenses	10,993	53,735	54,512	197,148

Other Expenses / (income)
Interest Expense	5,187	264	20,357	9,003
Net loss for the Period	$(16,180)	$(53,999)	$(74,869)	$(206,151)

Net loss per share: Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average number of shares outstanding: Basic and Diluted	126,450,000	126,450,000	126,450,000	126,450,000

The accompanying notes are an integral part of these financial statements

F-17

AUREUS INCORPORATED

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock		Preferred Stock		Additional Paid In	Stock Subscriptions	Accumulated	Total Shareholder’s
	Shares	Par Value	Shares	Par Value	Capital	Received	Deficit	Equity
Balance October 31, 2013	–	$–	$–	$–	$–	$–	$(855)	$(855)
Shares subscribed at $0.001	–	–	–	–	–	6,000	–	6,000
Shares subscribed at $0.001	–	–	–	–	–	24,300	–	24,300
Net loss	–	–	–	–	–	–	(4,575)	(4,575)
Balance October 31, 2014	–	$–	$–	$–	$–	$30,300	$(5,430)	$24,870

Capital Contribution	–	–	–	–	450	–	–	450
Receipt of payment for subscription receivable	126,450,000	126,450	–	–	(96,150)	(30,300)	–	–
Net Loss	–	–	–	–	–	–	(76,094)	(76,094)
Balance October 31, 2015	126,450,000	$126,450	$–	$–	$(95,700)	$–	$(81,524)	$(50,774)

Net Loss	–	–	–	–	–	–	(140,063)	(140,063)
Balance October 31, 2016	126,450,000	$126,450	$–	$–	$(95,700)	$–	$(221,587)	$(190,837)

Net Loss	–	–	–	–	–	–	(206,151)	(206,151)
Balance October 31, 2017	126,450,000	$126,450	$–	$–	$(95,700)	$–	$(427,738)	$(396,988)

Net Loss	–	$–	–	–	–	–	(74,869)	(74,869)
Balance October 31, 2018	126,450,000	$126,450	$–	$–	$(95,700)	$–	$(502,607)	$(471,857)

The accompanying notes are an integral part of these financial statements

F-18

AUREUS INCORPORATED

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Twelve Month Period Ended	For the Twelve Month Period Ended
	October 31, 2018	October 31, 2017
Cash flow from Operating activities:
Net Loss	$(74,869)	$(206,151)
Increase in prepaid expenses		(1,500)
Increase in accounts payable	26,475	113,378
Increase in accrued expenses	20,357	9,003
Net Cash used in Operating activities	(28,037)	(85,270)

Cash flow from Investing activities:
Mining properties	112,000
Plant and Equipment		(3,050)
Accumulated Depreciation - Plant and Equipment	1,186	2,441
Net Cash used in Investing activities	113,186	(609)

Cash flow from Financing activities:
Proceeds from Notes Payable	49,656	79,465
Due to Related Party	(112,000)	–
Loan from Related Party	(24,656)	–
Additional Paid in Capital	–	–
Common Stock	–	–
Net cash provided by financing activities	(87,000)	79,465

Increase (Decrease) in cash during the period	(1,851)	(6,414)
Cash at beginning of period	1,897	8,311
Cash at end of period	$46	$1,897

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$–	$–
Interest	$–	$–

The accompanying notes are an integral part of these financial statements

F-19

AUREUS INCORPORATED

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

October 31, 2018

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Aureus Incorporated (the “Company”) was incorporated in the State of Nevada on April 19, 2013. The Company was organized to develop and explore mineral properties in the State of Nevada. On October 1, 2014, the Company entered into a Purchase Agreement with Gold Exploration Management Services, Inc. (“Gold Exploration”) pursuant to which the Company purchased 100% of Gold’s Exploration’s interest in one claim block of 11 claims or 220 acres, in Elko County, Nevada (the “Gold Creek Property”) for $15,000. The claims were registered in the name of Gold Exploration. On August 31, 2015, Gold Exploration’s title to the mining claims on the Gold Creek Property expired but has been re-staked by the Company. In September 2015, the Bureau of Land Management (“BLM”) imposed a prohibition on mining activities on 10 million acres of public and National Forest System Lands, including the Gold Creek Property, in order to protect the greater sage-grouse and its habitat from adverse effects of locatable mineral exploration and mining activities, subject to valid existing rights (the “Land Freeze”). Due to the Land Freeze, the Company has not been able to have the title to the Gold Creek Property transferred into the Company’s name or to conduct any activities on the Gold Creek Property. On July 21, 2016, the Company entered into that certain Purchase Agreement (the “MMLH Purchase Agreement”) with Montana Mine Land Holdings LLC, a Montana limited liability company wholly-owned by Tracy Fortner (“MMLH”) pursuant to which the Company acquired a 100% undivided interest on MMLH’s patented mining’s claims and the property located in Broadwater County, Montana (the “Mining Interests”) in consideration for $112,000 payable in 45,000,000 shares of common stock valued at $0.00248889 per share for a total of $112,000 (the “Property Shares”). The Company had not issued the Property Shares due to the fact there was not a sufficient amount of authorized common stock available at the time. The $112,000 debt was included to the existing balance of a non-interest-bearing Loan from Related Party.

Pursuant that certain Cancelation of Acquisition and Stock Purchase Agreement, dated November 7, 2017, by and among the Company, MMLH, Tracy Fortner (the “Seller”), and Hohme Holdings International Inc. (the “Buyer”), the Company return the Mining Interests to MMLH, MMLH relinquished its claim to the undelivered Property Shares owed MMLH under the MMLH Purchase Agreement and the Buyer purchased 90,000,000 shares of common stock of the Company from the Seller for $0.0001111 per share, for a total of $10,000. Sadiq Shaikh has voting and dispositive control over the Buyer. Simultaneously with the consummation of the Stock Purchase Agreement, Tracy Fortner resigned as the President and Chief Executive Officer and as a Board member of the Company, Sadiq Shaikh was appointed as the President, Chief Executive Officer and as a member of the Board of Directors of the Company and Deborah Engles was appointed as the Secretary and Treasurer of the Company.

On March 7, 2017 the Company filed at Form 15-12g for certification and notice of termination of registration under section 12(g) of the Securities Exchange Act of 1934 or suspension of duty to file reports under sections 13 and 15(d) of the Securities Exchange Act of 1934.

F-20

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. It is management’s opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement’s presentation. These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars and do not contain certain information included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017. The accompanying unaudited financial statements of the Company should be read in conjunction with the audited financial statements and accompanying notes filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015. Operating results and cash flows for interim periods are not necessarily indicative of results that can be expected for the entire year.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. As of October 31, 2018, and October 31, 2017, there were no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

The Company tests its assets for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable, which includes comparing the carrying amount of a long-lived asset to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss would be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. For the Company’s mining claims, this test includes examining the discounted and undiscounted cash flows associated with value beyond proven and probable reserves, in determining whether the mining claim is impaired.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company’s formation have been included in the Company’s general and administrative expenses.

F-21

Mining Interests and Exploration Expenditures

Exploration costs are expensed in the period in which they occur. The Company capitalizes costs for acquiring and leasing mineral properties and expenses costs to maintain mineral rights as incurred. Should a property reach the production stage, these capitalized costs would be amortized using the units-of-production method on the basis of periodic estimates of ore reserves. Mineral interests are periodically assessed for impairment of value, and any subsequent losses are charged to operations at the time of impairment. If a property is abandoned or sold, its capitalized costs are charged to operations.

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits and a consideration of the relevant taxing authorities widely understood administrative practices and precedents.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 and have analyzed filing positions in United States jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the United States as our “major” tax jurisdiction. Generally, we remain subject to United States examination of our income tax returns.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.

F-22

FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

•	Level 1: Quoted prices in active markets for identical assets or liabilities

•	Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

•	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Basic and Diluted Loss Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented. ASC 260 requires presentation of basic earnings per share and diluted earnings per share. Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) are similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. For the three and six months ended October 31, 2017 and 2016, there were no potentially dilutive securities.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its condensed consolidated financial statements.

In June 2014, the FASB issued ASU 2014-12, “Compensation - Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could be Achieved after the Requisite Service Period.” This ASU provides more explicit guidance for treating share-based payment awards that require a specific performance target that affects vesting and that could be achieved after the requisite service period as a performance condition. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2015. The Company does not expect the adoption of this guidance to have a material impact on the consolidated financial statements.

F-23

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements – Going Concern (Topic 205- 40),” which requires management to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern for each annual and interim reporting period. If substantial doubt exists, additional disclosure is required. This new standard will be effective for the Company for annual and interim periods beginning after December 15, 2016. Early adoption is permitted. The Company adopted this new standard for the fiscal year ending December 31, 2014.

In April 2015, the FASB issued ASU 2015-3, “Interest - Imputation of Interest (Subtopic 835-30),” related to the presentation of debt issuance costs. This standard will require debt issuance costs related to a recognized debt liability to be presented on the balance sheet as a direct deduction from the debt liability rather than as an asset. These costs will continue to be amortized to interest expense using the effective interest method. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015, and retrospective adoption is required. We will adopt this pronouncement for our year beginning January 1, 2016. We do not expect this pronouncement to have a material effect on our consolidated financial statements.

NOTE 3 – GOING CONCERN

The Company has sustained operating losses since inception. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern. For the years ending October 31, 2018 and October 31, 2017 the Company had losses of $74,869 and $206,151 respectively and the accumulated deficit is $502,607.

Management is continuing exploration efforts and endeavoring to begin production activities however, may not be able to do so within the next fiscal year. Management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity securities, which may not be available on commercially reasonable terms, if at all.

If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

F-24

NOTE 4 – PROPERTY AND EQUIPMENT

As of October 31, 2018, and 2017 the Company’s mine plant equipment consisted of the following:

	October 31, 2018	October 31, 2017
Mine Plant Equipment	$21,907	$21,907
Accumulated Depreciation	(5,420)	(4,234)
Net	$16,486	$17,672

NOTE 5 – LOAN FROM RELATED PARTY

During the period from April 19, 2013 to October 31, 2015, the Company received advances totaling $24,656 from Dong Gu Kang and Min Jung Kang, the Company’s former executive officers and directors (the “Selling Stockholders”). The advance was unsecured, non-interest bearing and due upon demand giving 30 days written notice to the borrower. In connection with the Stock Purchase Agreement, dated September 30, 2015, among the Company, the Selling Stockholders and Maverick, LLC, a Nevis limited liability company (“Maverick”), pursuant to which Maverick purchased 90,000,000 shares of common stock of the Company from the Selling Stockholders, Maverick assumed $24,656 in outstanding debt owed the Selling Stockholders by the Company; constituting 100% of the debt owed the Selling Stockholders of the Company, pursuant to a Debt Assumption Agreement, dated September 30, 2015, between the Company, the Selling Stockholders and Maverick. Maverick beneficially owns 71.7% of the common stock of the Company.

On July 21, 2016 the Company entered into an agreement with Montana Mine Land Holdings LLC to acquire a 100% undivided interest of its Patented Mining Claims or the Property named: Keene Placer, M.S. located in Broadwater County, Montana. The terms of this agreement are for the Company to issue 45,000,000 shares of its common stock to Montana Mine Land Holdings LLC. The parties to have agreed the value of this purchase shall be $112,000 or $0.00248889 per share. As of July 31, 2017, the Company has not issued the shares and $112,000 is included to the existing balance of Loan from Related Party.

On November 7, 2017, the Company entered into a certain Cancelation of Acquisition and Stock Purchase Agreement with Montana Mine Land Holdings LLC, ("MMLH"), Tracy Fortner (the Seller), Hohme Holdings International Inc. "(Buyer"), to which the Buyer purchased 90,000,000 shares of common stock of the Corporation (the Stock Purchase") from the Seller for $0.0001111 per share, for a total of $10,000.00, Tracy Fortner is the Managing Member of Montana Mine Land Holdings, LLC resulting the debt no longer being considered a loan from a related party.

The balance of loan as of October 31, 2018 and 2017 respectively is $24,656.

NOTE 6 – NOTES PAYABLE

On September 9, 2015, issued Backenald Corp. a promissory note in the principal amount of $20,000, bearing interest at the rate of 5% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of October 31, 2018, and 2017 accrued interest amounted to $5,145 and $3,145, respectively.

F-25

On November 6, 2015, we issued Craigstone Ltd. a promissory note in the principal amount of $20,000, bearing interest at the rate of 5% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of October 31, 2018, and 2017 accrued interest amounted to $4,734 and $1,986, respectively.

On March 22, 2016, we issued Craigstone Ltd. a promissory note in the principal amount of $20,000, bearing interest at the rate of 5% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of October 31, 2018, and 2017 accrued interest amounted to $4,115 and $2,115, respectively.

On August 31, 2016, we issued Success Zone Tech Ltd. a promissory note in the principal amount of $100,000, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of October 31, 2018, and 2017 accrued interest amounted to $17,380 and $9,380, respectively.

On February 23, 2017, we issued Travel Data Solutions a promissory note in the principal amount of $ 17,500, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of October 31, 2018, and 2017, accrued interest amounted to $2,612 and $958, respectively.

On March 27, 2017, we issued Craigstone Ltd. a promissory note in the principal amount of $ 12,465, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of October 31, 2018 and 2017 accrued interest amounted to $ 1,593 and $595, respectively.

On May 16, 2017, we issued Travel Data Solutions a promissory note in the principal amount of $ 4,500, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of October 31, 2018 and 2017, accrued interest amounted to $525 and $165, respectively.

On May 19, 2017, we issued Travel Data Solutions a promissory note in the principal amount of $ 25,000, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of October 31, 2018 and 2017, accrued interest amounted to $2,904 and $904, respectively.

F-26

On July 28, 2017, we issued Backenald Trading Ltd. a promissory note in the principal amount of $ 20,000, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of October 31, 2018 and 2017 accrued interest amounted to $2016 and $416, respectively.

On August 13, 2018, we issued Travel Data Solutions a promissory note in the principal amount of $ 25,000, bearing interest at the rate of 8% per annum and maturing on the first anniversary of the date of issuance. The Company may prepay any or the entire outstanding principal of the promissory note at any time without penalty and shall be accompanied by payment of the accrued interest on the amount prepaid. The promissory note automatically becomes due upon an event of default, including breach, default, bankruptcy and sale. As of October 31, 2018 accrued interest amounted to $433, respectively.

NOTE 7 – DEPOSIT ON MINERAL PROPERTY ACQUISITION

On October 1, 2014, the Company entered into a Purchase Agreement with Gold Exploration Management Services, Inc. to purchase 11 claims in Mineral County Nevada known as the Gold Creek Property (the “Gold Creek Property”). The Company paid a total of $15,000 for the purchase of the Gold Creek Property, and was reflected in the financial statements as a deposit, until such time as the ownership transferred to the Company. In September 2015, the Bureau of Land Management (“BLM”) imposed a prohibition on mining activities on 10 million acres of public and National Forest System Lands, including the Gold Creek Property, in order to protect the greater sage- grouse and its habitat from adverse effects of locatable mineral exploration and mining activities, subject to valid existing rights (the “Land Freeze”). Due to the Land Freeze, the Company has not been able to have the title to the Gold Creek Property transferred into the Company’s name or to conduct any activities on the Gold Creek Property. On October 31, 2015 the Company recorded an impairment of $15,000 due the Land Freeze.

On July 21, 2016, the Company entered into that certain Purchase Agreement (the “MMLH Purchase Agreement”) with Montana Mine Land Holdings LLC, a Montana limited liability company wholly-owned by Tracy Fortner (“MMLH”) pursuant to which the Company acquired a 100% undivided interest on MMLH’s patented mining’s claims and the property located in Broadwater County, Montana (the “Mining Interests”) in consideration for $112,000 payable in 45,000,000 shares of common stock valued at $0.00248889 per share for a total of $112,000 (the “Property Shares”). The Company had not issued the Property Shares due to the fact there was not a sufficient amount of authorized common stock available at the time. The $112,000 debt was included to the existing balance of a non-interest-bearing Loan from Related Party.

Pursuant that certain Cancelation of Acquisition and Stock Purchase Agreement, dated November 7, 2017, by and among the Company, MMLH, Tracy Fortner (the “Seller”), and Hohme Holdings International Inc. (the “Buyer”), the Company return the Mining Interests to MMLH, MMLH relinquished its claim to the undelivered Property Shares owed MMLH under the MMLH Purchase Agreement and the Buyer purchased 90,000,000 shares of common stock of the Company from the Seller for $0.0001111 per share, for a total of $10,000. Sadiq Shaikh has voting and dispositive control over the Buyer. Simultaneously with the consummation of the Stock Purchase Agreement on November 7, 2017, Tracy Fortner resigned as the President and Chief Executive Officer and as a Board member of the Company, Sadiq Shaikh was appointed as the President, Chief Executive Officer and as a member of the Board of Directors of the Company and Deborah Engles was appointed as the Secretary and Treasurer of the Company.

F-27

On December 21, 2018, pursuant to a Stock Purchase Agreement, dated December 20, 2018, by and among the Company Everett M. Dickson (the “Buyer”) and Hohme Holdings International, Inc. (the “Seller”), the Buyer purchased 90,000,000 shares of common stock of the Company from the Seller for a total of $15,000. Sadiq Shaikh has voting and dispositive control over the Seller. Simultaneously with the consummation of the Stock Purchase Agreement on December 21, 2018, Sadiq Shaikh resigned as the President and Chief Executive Officer and from the Board of Directors of the Company; Deborah Engles resigned as the Secretary and Treasurer of the Company; and Everett M. Dickson was appointed as the President, Chief Executive Officer, Treasurer, Secretary and as a director to the Board of directors of the Company. See “Note 10 – Subsequent Events”.

NOTE 8 – COMMON STOCK

On November 17, 2015, the Company, authorized a fifteen-for-one (15:1) forward stock split of the Company’s common stock, par value $0.001 per share, without changing the authorized number or par value of the Common Stock and with fractional shares resulting from the Forward Split being rounded up to the nearest whole number. The Forward Split became effective on November 25, 2015. As a result of the Forward Split, the number of the Company’s issued and outstanding shares of Common Stock were increased from 8,430,000 to 126,450,000. The amounts are being presented retroactive in the financial statements at October 31, 2015.

On December 5, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada in order to effectuate a 1-for-8 reverse stock split of its outstanding common stock with fractional shares being rounded up to the nearest whole number. However, on January 12, 2018, the Financial Industry Regulatory Authority (“FINRA”) informed the Company that the Company’s corporate action submission notice with FINRA concerning the reverse split was deemed to be deficient under FINRA Rule 6490(d)(3)(2) due to the fact that the Company had failed to file its quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2016 and annual report on Form 10-K for the fiscal year ended October 231, 2016 prior to deregistering the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, by filing a Form 15 with the SEC on March 7, 2017. As a result, the reverse split was not implemented in the OTC marketplace.

The Company amended the Articles of Incorporation of the Corporation to authorize the issuance of 10 million (10,000,000) shares of "blank check" preferred stock, par value $0.001 per share.

NOTE 9 – INCOME TAXES

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

F-28

ASC 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. Net deferred tax assets consist of the following components as of October 31, 2018 and 2017:

	October 31, 2018	October 31, 2017
Book Income (loss) from Operations (at 34% Federal Rate)	$(170,886)	$(145,431)
Change in Derivative Liability	–	–
Change in Valuation Allowance	170,886	145,431
Total provision for Income Taxes	$–	$–

NOTE 10– SUBSEQUENT EVENTS

On December 21, 2018, pursuant to a Stock Purchase Agreement, dated December 20, 2018, by and among the Company Everett M. Dickson (the “Buyer”) and Hohme Holdings International, Inc. (the “Seller”), the Buyer purchased 90,000,000 shares of common stock of the Company from the Seller for a total of $15,000. Sadiq Shaikh has voting and dispositive control over the Seller. Simultaneously with the consummation of the Stock Purchase Agreement on December 21, 2018, Sadiq Shaikh resigned as the President and Chief Executive Officer and from the Board of Directors of the Company; Deborah Engles resigned as the Secretary and Treasurer of the Company; and Everett M. Dickson was appointed as the President, Chief Executive Officer, Treasurer, Secretary and as a director to the Board of directors of the Company.

In accordance with ASC 855-10, the Company’s management has reviewed all material events and there are no additional material subsequent events to report.

F-29

PART III—EXHIBITS

Index to Exhibits

Exhibit
Number	Exhibit Description

2.1	Articles of Incorporation and Amendments Thereto (1)
2.2	Certificate of Designation of Series A Convertible Preferred Stock (2)
2.3	Bylaws (1)
3.1	Specimen Stock Certificate (1)
4.1	Subscription Agreement (3)
6.4	Employment Agreement of Everett Dickson (1)
6.5	Indemnification Agreement – Everett Dickson (1)
6.6	Incentive Stock Plan (1)
6.7	Management Stock Bonus Plan (1)
6.8	Annual Bonus Performance Plan for Executive Officers (1)
7.1	Secured Creditor Asset Sale and Purchase Agreement (4)
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.

(1)	Incorporated by reference to the Company’s Offering Statement Form 1-A filed with the Commission on May 29, 2019
(2)	Incorporated by reference to the Company’s Offering Statement Form 1-A/A filed with the Commission on June 25, 2019
(3)	Incorporated by reference to the Company’s Offering Statement Form 1-A/A filed with the Commission on July 18, 2019
(4)	Incorporated by reference to the Company’s Offering Statement Form 1-A/A filed with the Commission on July 24, 2019

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 31, 2019.

(Exact name of issuer as specified in its charter):	Aureus Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Everett Dickson
Everett Dickson, Chief Executive Officer (Principal Executive Officer).

July 31, 2019.

/s/ Everett Dickson

Everett Dickson, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

July 31, 2019.

SIGNATURES OF DIRECTORS:

/s/ Everett Dickson	July 31, 2019
Everett Dickson, Director	Date

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